Exhibit 24.2 - POWER OF ATTORNEY

Know all by these presents, that Edward P. Garden, acting in his capacity as a member of the general partner of Trian Fund Management, L.P., hereby constitutes and appoints each of Brian L. Schorr, Stuart I. Rosen, Stacey L. Sayetta and
Daniel R. Marx, signing singly, the Principal's true and lawful attorney-in-fact to:

(1) complete and execute for and on behalf of Trian Fund Management, L.P.
("Principal"), in the Principal's capacity as (i) a director or other representative, and/or (ii) a 10% shareholder of Invesco Ltd., (the "Company"),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144 in accordance with the Securities
Act of 1933 and the rules thereunder; and

(2)  do and perform any and all acts for and on behalf of the Principal which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or
Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority.

The Principal hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Principal might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The Principal acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Principal, are not assuming, nor is the Company assuming, any of the Principal's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 ("Section 16").  The Principal
hereby agrees on behalf of itself and its legal representatives and assigns to indemnify, defend and hold each of the foregoing attorneys-in-fact harmless from and against any and all claims that may arise against such attorney-in-fact by reason of any violation by the Principal of the its responsibilities under
Section 16 or any other claim relating to any action taken by such attorney-in-fact pursuant to this Power of Attorney.

This Power of Attorney shall remain in full force and effect until Principal is no longer required to file any of Form 3, 4 or 5 or Form 144 with respect to
Principal's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Principal in a signed writing delivered to any of the foregoing attorneys-in-fact.  This Power of Attorney does not revoke or replace any other power of attorney that Principal has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of November, 2020.

Witnesses:    PRINCIPAL:

/s/Toni Perry    TRIAN FUND MANAGEMENT, L.P
-----------------------
Print Name: Toni Perry   By: Trian Fund Management GP, LLC,
         General Partner

/s/Angelo J. DeLustro   By: /s/Edward P. Garden
-----------------------   -----------------------
Print Name: Angelo J. DeLustro  Name: Edward P. Garden
     Title: Member

STATE OF FLORIDA }
   } ss.:
COUNTY OF PALM BEACH }

The foregoing instrument was acknowledged before me by means of physical presence, this 12th day of November, 2020, by Edward P. Garden, acting in his capacity as member of the general partner of Trian Fund Management, L.P., who is personally known to me.

Notary: /s/Debra L. Schreiber
 -----------------------
Printed Name: Debra L. Schreiber

Notary Public, State of Florida

My commission expires: April 27, 2021